Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Darren Daugherty Investor Relations (212) 521-2788 Candace Leeds Public Affairs (212) 521-2416

LOEWS CORPORATION REPORTS
RESULTS FOR THE FIRST QUARTER OF 2009

NEW YORK, May 4, 2009—Loews Corporation (NYSE:L) today reported a Net loss for the 2009 first quarter of $647 million, or $1.49 per share, compared to Net income of $662 million, or $1.05 per share, in the 2008 first quarter. The first quarter of 2009 included the following:

•	Realized investment losses at CNA of $310 million, after tax and noncontrolling interest.

•	A $660 million after tax non-cash impairment charge, related to the carrying value of HighMount’s natural gas and oil properties reflecting commodity prices at March 31, 2009.

•	Book value per common share increased from $30.18 at December 31, 2008 to $30.73 at March 31, 2009.

Net income (loss) and earnings (loss) per share information attributable to Loews common stock and the former Carolina Group stock is summarized in the table below:

	Three Months Ended March 31
(In millions, except per share data)	2009	2008

Net income (loss) attributable to Loews common stock:
Income (loss) from continuing operations	$(647)	$409
Discontinued operations, net		146
Net income (loss) attributable to Loews common stock	(647)	555
Net income attributable to former Carolina Group stock - Discontinued
Operations, net (a)		107
Net income (loss) attributable to Loews Corporation	$(647)	$662

Net income (loss) per share:
Loews common stock:
Income (loss) from continuing operations	$(1.49)	$0.77
Discontinued operations, net		0.28
Net income (loss) attributable to Loews common stock	$(1.49)	$1.05
Former Carolina Group stock - Discontinued operations, net		$0.98

(a)	The Carolina Group and Carolina Group stock were eliminated effective June 10, 2008 as part of the separation of Lorillard.

Income (Loss) from Continuing Operations

Loss from continuing operations for the first quarter of 2009 was $647 million, or $1.49 per Loews common share, as compared to income from continuing operations of $409 million, or $0.77 per Loews common share, in the first quarter of 2008.

Results for 2009 reflect a non-cash impairment charge of $1.0 billion ($660 million after tax) related to the carrying value of HighMount’s natural gas and oil properties. This charge reflects declines in commodity prices. There were no comparable charges in the prior year period.

Higher investment losses and lower investment income at CNA also contributed to the loss from continuing operations for the first quarter of 2009 as compared to the first quarter of 2008. The continuing volatility in the capital markets and continued economic slowdown, resulted in realized losses in CNA’s investment portfolio and a decline in net investment income during the first quarter of 2009.

These declines were partially offset by improved results at Diamond Offshore.

Discontinued Operations

In June 2008, the Company disposed of its entire ownership interest in Lorillard, Inc. through the redemption of Carolina Group stock in exchange for Lorillard common stock and an exchange of our remaining Lorillard common stock for Loews common stock. The Carolina Group and Carolina Group stock have been eliminated. The Company also sold Bulova Corporation in January 2008. Lorillard’s results of operations and the gain on disposal of Bulova have been classified as discontinued operations.

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At March 31, 2009, there were 435,159,670 shares of Loews common stock outstanding. During the three months ended March 31, 2009, the Company purchased 329,500 shares of CNA common stock at an aggregate cost of approximately $2 million.  Depending on market conditions, the Company may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

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CONFERENCE CALLS

A conference call to discuss the first quarter results of Loews Corporation has been scheduled for 11:00 a.m. EDT, Monday, May 4, 2009. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 93640179. An online replay will also be available on the Loews Corporation’s website following the call.

A conference call to discuss the first quarter results of CNA has been scheduled for 10:00 a.m. EDT, Monday, May 4, 2009. A live webcast will be available at http://investor.cna.com. Those interested in participating in the question and answer session should dial (866) 454-4206, or for international callers, (913) 981-4901. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. An online replay of the call will be available through May 11, 2009 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 8195455.

A conference call to discuss the first quarter results of Boardwalk Pipeline Partners, LP was held on Monday, April 27, 2009. An online replay is available on Boardwalk Pipeline’s website (www.bwpmlp.com).

A conference call to discuss the first quarter results of Diamond Offshore was held on Thursday, April 23, 2009. An online replay is available on Diamond Offshore’s website (www.diamondoffshore.com).

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ABOUT LOEWS CORPORATION

Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA), a 90% owned subsidiary; Diamond Offshore Drilling, Inc. (NYSE: DO), a 50.4% owned subsidiary; HighMount Exploration & Production LLC, a wholly owned subsidiary; Boardwalk Pipeline Partners, LP (NYSE: BWP), a 74% owned subsidiary; and Loews Hotels, a wholly owned subsidiary.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

	Three Months Ended March 31,
	2009	2008

	(Amounts in millions, except per share data)

Revenues:
Insurance premiums	$1,672	$1,812
Net investment income	447	479
Investment gains (losses)	(531)	(51)
Contract drilling revenues	856	770
Other	579	602
Total	3,023	3,612

Expenses:
Insurance claims & policyholders’ benefits	1,342	1,389
Contract drilling expenses	294	285
Impairment of natural gas and oil properties (a)	1,036
Other	1,219	1,076
Total	3,891	2,750

Income (loss) before income tax	(868)	862
Income tax (expense) benefit	395	(253)

Income (loss) from continuing operations	(473)	609

Discontinued operations:
Results of operations		173
Gain on disposal (b)		80
Net income (loss)	(473)	862
Deduct amounts attributable to noncontrolling interests	(174)	(200)
Net income (loss) attributable to Loews Corporation	$(647)	$662

Net income (loss) attributable to:
Loews common stock:
Income (loss) from continuing operations	$(647)	$409
Discontinued operations, net		146
Net income (loss) attributable to Loews common stock	(647)	555
Former Carolina Group stock - Discontinued operations, net		107
Net income (loss) attributable to Loews Corporation	$(647)	$662

Income (loss) per share attributable to Loews common stock:
Income (loss) from continuing operations	$(1.49)	$0.77
Discontinued operations, net		0.28
Diluted net income (loss) attributable to Loews common stock	$(1.49)	$1.05

Diluted net income per share of former Carolina Group stock
- Discontinued operations, net	$-	$0.98

Weighted diluted number of shares:
Loews common stock	435.12	530.90
Former Carolina Group stock	-	108.61

(a)	The non-cash impairment charge ($660 after tax) relates to the carrying value of HighMount’s natural gas and oil properties for the three months ended March 31, 2009.
(b)	Includes an after tax gain of $82 from the sale of Bulova Corporation in January 2008.

Loews Corporation and Subsidiaries
Additional Financial Information

	Three Months Ended March 31,
	2009	2008
	(In millions)

Revenues:
CNA Financial	$2,170	$2,333
Diamond Offshore	886	792
HighMount	175	189
Boardwalk Pipeline	224	213
Loews Hotels	73	97
Investment income and other	26	39
	3,554	3,663

Investment gains (losses):
CNA Financial	(532)	(51)
Corporate and other	1
	(531)	(51)
Total	$3,023	$3,612

Income (Loss) Before Income Tax:
CNA Financial	$200	$317
Diamond Offshore	451	405
HighMount (a)	(1,006)	75
Boardwalk Pipeline	51	89
Loews Hotels (b)	(29)	18
Investment income, net	25	39
Other (c)	(29)	(30)
	(337)	913

Investment gains (losses):
CNA Financial	(532)	(51)
Corporate and other	1
	(531)	(51)
Total	$(868)	$862

Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$140	$200
Diamond Offshore	163	136
HighMount (a)	(641)	47
Boardwalk Pipeline (d)	22	39
Loews Hotels (b)	(18)	11
Investment income, net	16	25
Other (c)	(19)	(20)
	(337)	438

Investment gains (losses):
CNA Financial	(310)	(29)
Corporate and other
	(310)	(29)

Income (loss) from continuing operations	(647)	409
Discontinued operations, net (e)		146
Net income (loss) attributable to Loews common stock	(647)	555
Former Carolina Group stock - Discontinued operations, net		107
Net income (loss) attributable to Loews Corporation	$(647)	$662

(a)	Reflects a non-cash impairment charge of $1,036 ($660 after tax) related to the carrying value of HighMount’s natural gas and oil properties for the three months ended March 31, 2009.
(b)	Reflects an impairment charge of $27 ($16 after tax) related to the write down of Loews Hotels’ entire investment in a hotel property during the three months ended March 31, 2009.
(c)	Consists primarily of corporate interest expense and other unallocated expenses.
(d)	Represents 73.9% and 70.4% ownership interest in Boardwalk Pipeline for the respective periods.
(e)	Includes an after tax gain of $82 from the sale of Bulova Corporation in January 2008.